Exhibit 99.1

428 Plaza Real
Suite 419
Boca Raton, Florida
33432

Poly Shield Technologies Inc. announces Employment Agreement with Rasmus Norling

December 11, 2012

BOCA RATON, FLORIDA - Poly Shield Technologies, Inc. (OTCBB:SHPR)  Poly Shield Technologies Inc. (the “Company”) is pleased to announce that on December 6, 2012, the Company entered into an employment agreement (the “Employment Agreement”) dated December 1, 2012, with Rasmus Norling.  Effectiveness of the Employment Agreement is contingent upon Mr. Norling arranging or procuring on behalf of the Company minimum rights (the “Minimum Technology Rights”) to certain emission abatement technologies, with the effective date (the “Effective Date”) of the Employment Agreement being the later of a) December 15, 2012 or b) the date the Minimum Technology Rights are delivered to the Company.

Under the terms of the Employment Agreement, upon the Effective Date (and conditional upon  the Minimum Technology Rights), Mr. Norling will be appointed as the company’s Chief Executive Officer, and will be paid a  signing bonus of $180,000 of which, $50,000 has already been paid, $30,000 will be payable on the Effective Date, and the remaining balance of $100,000 will be paid on January 2, 2013. Beginning on the first anniversary of the Effective Date, Mr. Norling will be paid an annual base salary of $180,000 per year.

In addition, on the Effective Date, Mr. Norling will be awarded 154,000,000 restricted shares of the Company’s common stock (the “Custodial Stock”).  The Custodial Stock will be held in the custody of the Company, may not be sold, transferred, pledged or assigned by Mr. Norling, and will be subject to forfeiture pending the satisfaction by Mr. Norling of certain performance incentives, arranging or procuring on behalf of the Company certain  technologies and the delivery of contracts for the sale of products or services based on the acquired technologies.  The Custodial Stock will be released incrementally to Mr. Norling at a rate of $0.25 per share based on the non-contingent face value of the qualifying contracts, in minimum increments of 1,250,000 shares (ie. minimum incremental contractual amounts of $312,500).  In order to earn full release of all  the Custodial Stock, Mr. Norling will be required to deliver contracts having an aggregate non-contingent face value of $38,500,000.  If these contracts are not delivered by December 31, 2013, Mr. Norling’s rights to the Custodial Stock will be forfeited.  Subject to these forfeiture restrictions, and restrictions on transfer, Mr. Norling will be entitled to vote the Custodial Stock.

For further information on this Employment Agreement please refer to the Form 8-K the Company anticipates filing on December 11, 2012.

On Behalf of the Board of Directors

“Mitch Miller”

Mitchell Miller
Director, President, and C.E.O

Email: info@polyshieldtechnologies.com

1-800-648-4287

Forward Looking Statements
This press release contains forward-looking statements. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as "expects," “intends”, "estimates," "projects," "anticipates," "believes," "could," and other similar words.  All statements addressing product performance, events, or developments that Poly Shield Technologies Inc. expects or anticipates will occur in the future are forward-looking statements.  Because the statements are forward-looking, they should be evaluated in light of important risk factors and uncertainties.  Should one or more of these risks or uncertainties materialize, or should any of Poly Shield Technologies Inc.’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated.  In addition, undue reliance should not be placed on Poly Shield Technologies Inc.’s forward-looking statements. Except as required by law, Poly Shield Technologies Inc. disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release.  There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements.   No stock exchange has reviewed nor accepts responsibility for the adequacy or accuracy of this release.

SOURCE Poly Shield Technologies Inc.